EXHIBIT 16.1

RR Hawkins & Associates International, PSC

September 23, 2014

Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, N.E.
Washington, DC 205497561

Re: AlumiFuel Power Corporation

We have read the statements included in the 8-K/A dated September 23, 2014 of AlumiFuel Power Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements concerning our firm.

We have no basis to agree or disagree with the other statements included in such Form 8-K.

Sincerely,

/s/ RR Hawkins & Associates International, PSC
RR Hawkins & Associates International, PSC